EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of CSP Inc. and Subsidiaries:

We consent to incorporation by reference in the registration statements (Nos. 2-79414, 33-11815, 333-64493, 333-124030 and 333-124031) on Form S-8 of our report dated January 13, 2006, except for Note 2 which is as of March 15, 2006 with respect to the consolidated balance sheets of CSP Inc. and subsidiaries as of September 30, 2005 and 2004 and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss) and cash flows for each of the years then ended, which report appears in the September 30, 2005 annual report on Form 10-K of CSP Inc.

Our report included an explanatory paragraph stating that certain September 30, 2004 consolidated balance sheet information and the consolidated statement of cash flows for the year ended September 30, 2004 have been restated as discussed in Note 2 to the consolidated financial statements included herein.

/s/    KPMG LLP

March 15, 2006

Boston, Massachusetts